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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                -----------------


                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



       Date of Report (Date of earliest event reported): NOVEMBER 14, 2002



                            GROUP 1 AUTOMOTIVE, INC.
             (Exact name of registrant as specified in its charter)



             DELAWARE                   001-13461             76-0506313
   (State or other jurisdiction        (Commission         (I.R.S. Employer
         of incorporation)             File Number)       Identification No.)



           950 ECHO LANE, SUITE 100
                HOUSTON, TEXAS                                   77024
   (Address of principal executive offices)                   (Zip code)



       Registrant's telephone number, including area code: (713) 647-5700


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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS


     (c) Exhibits

         99.1 Press Release of Group 1 Automotive, Inc. dated as of November 14, 2002, announcing the authorization of an increase of its stock repurchase program.


ITEM 9.  REGULATION FD DISCLOSURE

         On November 14, 2002, the Company issued a press release announcing authorization by the Board of Directors to increase the Company's common stock repurchase up to $42.7 million. Subject to market conditions, repurchases may be effected from time to time through solicited or unsolicited transactions in the market or in privately negotiated transactions. No limit was placed on the duration of the repurchase program. Subject to applicable securities laws, purchase decisions will be made by management of the Company based upon market conditions and other factors. A copy of the press release is attached hereto as
Exhibit 99.1 and is incorporated herein by reference.

         In accordance with General Instruction B.2. of Form 8-K, the information contained in such press releases shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such a filing.




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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                    Group 1 Automotive, Inc.



    November 14, 2002            By:        /s/Scott L. Thompson
-------------------------           --------------------------------------------
        Date                         Scott L. Thompson, Executive Vice President
                                        Chief Financial Officer and Treasurer



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                                INDEX TO EXHIBITS

Exhibit No.             Description
-----------             -----------

   99.1     Press Release of Group 1 Automotive, Inc. dated as of November 14,
            2002, announcing the authorization of an increase of its stock repurchase program.